EXHIBIT 32.3



                     Certification of Periodic Financial Report
                          Pursuant to 18 U.S.C. Section 1350

    For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Frank A. Risch, the principal financial officer of Exxon Mobil Corporation (the "Company"), hereby certifies that, to his knowledge:

    (i) the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2003

                                         /s/ Frank A. Risch
                                       _______________________________
                                       Frank A. Risch
                                       Vice President and Treasurer
                                       (Principal Financial Officer)




A signed original of this written statement required by Section 906 has been provided to Exxon Mobil Corporation and will be retained by Exxon Mobil Corporation and furnished to the Securities and Exchange Commission or its staff upon request.